                                                                    Exhibit 99.8

                RIGHTS CERTIFICATE FOR NON-TRANSFERABLE RIGHTS

          THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE WESTAR INDUSTRIES, INC. PROSPECTUS, DATED MAY , 2001 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON SHAREHOLDER, AS INFORMATION AGENT.

CERTIFICATE NUMBER __________

                        CERTIFICATE FOR _________ RIGHTS

                            WESTAR INDUSTRIES, INC.
               INCORPORATED UNDER THE LAWS OF THE STATE OF KANSAS

                              RIGHTS CERTIFICATE


                    EVIDENCING RIGHTS TO PURCHASE ONE SHARE
              OF $.01 PAR VALUE COMMON STOCK FOR EACH RIGHT ISSUED

              THE RIGHTS MAY NOT BE SOLD OR OTHERWISE TRANSFERRED

                       VOID IF NOT EXERCISED AT OR BEFORE
                       5:00 P.M. (NEW YORK CITY TIME) ON
               THE EXPIRATION DATE OF JULY 13, 2001 OR SUCH LATER
             DATE AS MAY BE ESTABLISHED BY WESTAR INDUSTRIES, INC.

EXPIRATION DATE: JULY 13, 2001          SUBSCRIPTION PRICE:  U.S. $10 PER
                                        COMMON SHARE

REGISTERED OWNER:

THIS CERTIFIES THAT THE REGISTERED OWNER OF THIS RIGHTS CERTIFICATE, WHOSE
NAME IS INSCRIBED ABOVE IS THE OWNER OF THE NUMBER OF RIGHTS SET FORTH ABOVE, EACH OF WHICH ENTITLES THE OWNER TO SUBSCRIBE FOR COMMON STOCK, PAR VALUE $.01 PER SHARE, OF WESTAR INDUSTRIES, INC., A KANSAS CORPORATION, SHOWN ABOVE, IN THE RATIO OF ONE SHARE OF COMMON STOCK FOR EACH ONE RIGHT, PURSUANT TO THE TERMS AND CONDITIONS AND AT THE PRICE FOR EACH SHARE OF COMMON STOCK SPECIFIED IN THE PROSPECTUS AND THE INSTRUCTIONS RELATING HERETO. THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE HAVE BEEN ISSUED TO THE PERSONS HOLDING THE COMMON
STOCK OF WESTERN RESOURCES, INC., INCLUDING HOLDERS OF OPTIONS TO

PURCHASE WESTERN RESOURCES COMMON STOCK AND HOLDERS OF RESTRICTED SHARE UNITS, OTHER THAN WESTAR INDUSTRIES, INC., AS OF THE CLOSE OF BUSINESS ON MAY 9, 2001, AND SUCH RIGHTS MAY BE EXERCISED BY DULY COMPLETING SECTION 1 ON THE REVERSE SIDE HEREOF.

DELIVERY OF THE RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT PURSUANT TO
THE NOTICE OF GUARANTEED DELIVERY MAY BE SPECIFIED BY COMPLETING SECTION 2 ON THE REVERSE SIDE HEREOF. SPECIAL DELIVERY INSTRUCTIONS MAY BE SPECIFIED BY COMPLETING SECTION 3 ON THE REVERSE SIDE HEREOF. THE RIGHTS EVIDENCED BY THIS RIGHTS CERTIFICATE ARE NON-TRANSFERABLE BY THE REGISTERED HOLDER.

IMPORTANT:  Complete appropriate form on reverse.

DATE:  ____________, 2001

                                    WESTAR INDUSTRIES, INC.

                                    By:
                                       ----------------------

                                    Name:   Paul R. Geist
                                    Title:  President

                     SECTION 1. EXERCISE AND SUBSCRIPTION

TO:  Subscription Agent                         Expiration Date:  July 13, 2001
     Alpine Fiduciary Services, Inc.
     c/o Georgeson Shareholder Communications Inc.

     By Mail:
     P.O. Box 2065
     South Hackensack, NJ  07606-9974


     By Overnight Courier:
     111 Commerce Road
     Carlstadt, NJ  07072


     By Hand:
     110 Wall Street, 11th Floor
     New York, NY  10005
     Attn:  Will Richard

The undersigned hereby irrevocably subscribes for the number of whole Shares of Common Stock indicated below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

A.    Basic Subscription Privilege: _______________ x $10 = $ ______________
                                    (No. of Shares)           (Basic Subscription
                                                               Payment)

B.    Over-Subscription Privilege: ________________ x $10 = $ ______________
                                   (No. of Shares)            (Over-Subscription
                                                              Payment)

C.    Total Subscription Payment:  _______________ + ______________    =  $___________
                              (Basic Subscription    (Over-Subscription   (Total
                              Payment)               Payment)             Subscription
                                                                          Payment)

METHOD OF PAYMENT (CHECK ONE)


[ ]   Uncertified personal check payable to Alpine Fiduciary Services, Inc., as Subscription Agent. Please note that funds paid by uncertified personal check may take at least five business days to clear and that such checks must clear on or prior to the Expiration Date for you to have validly exercised your Rights. Accordingly, Rights holders who wish to pay the Sub-scription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such time, and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of immediately available funds payable in U.S. dollars to avoid missing the opportunity to exercise the Rights.

[ ]   Certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order payable in U.S. dollars, payable to Alpine Fiduciary Services, Inc., as Subscription Agent.

[ ]   Wire transfer of immediately available funds directed to the subscription account maintained by Alpine Fiduciary Services, Inc., the Subscription Agent, for such purpose at the Provident Bank, One East Fourth Street, Cincinnati, OH 45202 ABA No. #042000424 Account No. #0767-618 for further credit to Alpine Fiduciary Services, Inc. as Agent for Westar Industries, Inc.

If the undersigned has not specified the number of shares of Westar Industries, Inc., common stock being subscribed for pursuant to the Basic Subscription Privilege, or does not forward full payment of the Total Subscription Payment for the number of shares of common stock that he or she indicates are being exercised, such person will be deemed to have exercised such Basic Subscription Privilege with respect to the maximum whole number of Rights that may be exercised with the Subscription Payment delivered. If the Total Subscription Payment forwarded to the Subscription Agent is greater than the amount owed for the number of shares of common stock to be purchased pursuant to the Basic Subscription Privilege (the "Subscription Excess"), the undersigned will be deemed to have exercised his or her Over-Subscription Privilege to purchase, to the extent available, the maximum number of shares of common stock purchasable with the Subscription Excess. The amount of additional shares of common stock for which a holder may subscribe for pursuant to the Over-Subscription Privilege is the higher of (1) five times the number of Rights received by such holder in the Rights Offering and (2) 100 shares of common stock. If the full Subscription Payment is not applied to the purchase of shares of common stock, the undersigned will be refunded the amount of any overpayment, sent via mail, without interest or deduction, as soon as practicable after the Expiration Date.

                   SECTION 2. NOTICE OF GUARANTEED DELIVERY

[ ]   Check here if Rights are being exercised pursuant to a Notice of
Guaranteed Delivery delivered to the Subscription Agent prior to the Expiration Date and complete the following:

Name(s) of Registered Owner(s):
                               ---------------------------------------
Window Ticket Number (if any):
                               ---------------------------------------

Name of Institution which Guaranteed Delivery:
                                               -----------------------

                   SECTION 3. SPECIAL DELIVERY INSTRUCTIONS

Name and/or address for mailing of any securities or Subscription Excess, if other than as shown on the reverse hereof:

Name:
      --------------------------------------------

Address:
         -----------------------------------------

[ ]   Check here if permanent change of address

Please give your daytime telephone number:  (   )
                                                  ------------------

                              SUBSTITUTE FORM W-9

                                    Date:
---------------------------------         ----------------
     (Signature of Holder)

     (Print Name of Holder)

Tax I.D. Number or Social Security Number:
                                           -------------------
(Complete Substitute Form W-9)

(Must be signed by the Rights holder(s) exactly as name(s) appears on the reverse side of this Rights Certificate. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, agent, officer or a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See instructions accompanying this Rights Certificate).

Name:                              Taxpayer Identification or Social Security
      ----------------------
                                 Number:
                                          ------------------------------------
(Please Print)                   (Complete Substitute Form W-9)

Capacity:                          Home Telephone Number:  (   )
         -------------------                                    --------------

Address:                           Business Telephone Number:  (   )
         -------------------                                        ----------

               SOLICITING DEALER PAYMENT REQUEST FORM (OPTIONAL)

Name of Broker:
                ----------------------
Firm:
     --------------------------------

Address:
         ----------------------------

Telephone Number: (     )
                         ----------------